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                                                                   EXHIBIT 10.28






                MORTGAGE LOAN ORIGINATION AND SERVICING AGREEMENT


                                  by and among



                  PUERTO RICO HOUSING BANK AND FINANCE AGENCY,


                           DORAL FINANCIAL CORPORATION


                                       and


                          BANCO POPULAR DE PUERTO RICO





                             Dated December 23, 1997



                              --------------------




                   Affordable Housing Mortgage Subsidy Program
                             Portfolio IV (Stage 3)




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                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----


ARTICLE I - DEFINITIONS; REPRESENTATIONS AND WARRANTIES;
         FEES; CONDITIONS................................................   3

         Section 1.1       Definitions ..................................   3
         Section 1.2       General Representations and Warranties
                           of Mortgage Lender............................   3
         Section 1.3       Representations and Warranties of
                           Escrow Agent..................................   5
         Section 1.4       Representations and Warranties
                           of the Agency.................................   6
         Section 1.5       Fees .........................................   6
         Section 1.6       Conditions Precedent .........................   7

ARTICLE II - ORIGINATION OF MORTGAGE LOANS...............................   8

         Section 2.1.      Commitment....................................   8
         Section 2.2.      Condition Precedent to All
                           Mortgage Loans................................  10
         Section 2.3.      Compliance with Commitment;
                           Non-Assignability; Progress Reports...........  10
         Section 2.4.      Developer Responsibilities;
                           Loan Applications.............................  11
         Section 2.5.      Origination Fee...............................  12
         Section 2.6.      Satisfaction of Commitment;
                           Reduction of Commitment.......................  12
         Section 2.7.      Delivery Period; Extension of
                           Origination Period............................  13
         Section 2.8.      Acquisition Cost..............................  15
         Section 2.9.      Income Limits.................................  15
         Section 2.10.     Mortgage Terms................................  15
         Section 2.11.     Prohibition of Discrimination.................  15
         Section 2.12.     Mortgage Loan Warranties......................  16
         Section 2.13.     FNMA, GNMA and FHLMC Program..................  18
         Section 2.14.     Certain Remedies with Respect to
                           Mortgage Loans................................  18
         Section 2.15.     Covenants of the Mortgage Lender..............  21
         Section 2.16.     Right to Sell Mortgage Loans
                           and Mortgage Certificates.....................  22

ARTICLE III - MORTGAGE LENDER DUTIES.....................................  23

         Section 3.1.      Act 87 Endorsements...........................  23
         Section 3.2.      Advances by Mortgage Lender of
                           Act 124 Subsidy Amount........................  23
         Section 3.3.      Servicing of Mortgage Loans...................  23
         Section 3.4.      Pooling of Mortgage Loans; Transfer
                           to FNMA, GNMA or FHLMC........................  24

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
                                                                          Page
                                                                          ----
         Section 3.5.      Disbursement of Funds by Escrow Agent.........  24
         Section 3.6.      Foreclosure Under Act 87......................  24
         Section 3.7.      Subsidy Escrow Account........................  25
         Section 3.8.      Form of Mortgage..............................  25

ARTICLE IV - RESIGNATION AND TERMINATION OF MORTGAGE LENDER..............  25

         Section 4.1.      Mortgage Lender Resignation...................  25
         Section 4.2.      Involuntary Termination of the
                           Mortgage Lender...............................  26
         Section 4.3.      Transfer of Terminated Mortgage
                           Lender's Servicing............................  28
         Section 4.4.      Mortgage Lender's Excused Nonperformance......  29
         Section 4.5.      Indemnification...............................  29
         Section 4.6.      No Liability for Removal of the
                           Mortgage Lender...............................  30
         Section 4.7.      No Remedy Exclusive...........................  30

ARTICLE V - MISCELLANEOUS................................................  30

         Section 5.1.      Notices  30
         Section 5.2.      Severability..................................  30
         Section 5.3.      Further Assurances and Corrective
                           Instruments...................................  31
         Section 5.4.      Effect of Covenants; Further Acts.............  31
         Section 5.5.      No Rights Conferred on Others.................  31
         Section 5.6.      Limitation on Liability of Parties............  31
         Section 5.7.      Survival of Obligations and Covenants.........  31
         Section 5.8.      Contract Documents............................  32
         Section 5.9.      Applicable Law................................  32
         Section 5.10.     Assignment....................................  32
         Section 5.11.     Successors and Assigns........................  32
         Section 5.12.     Counterparts..................................  33

Exhibit A - Eligible Projects
        B - Form of Opinion of Mortgage Lender Counsel
        C - Drawing Schedule


                                       ii
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                                                                     FORM 124-15


                   PUERTO RICO HOUSING BANK AND FINANCE AGENCY

                   AFFORDABLE HOUSING MORTGAGE SUBSIDY PROGRAM
                             PORTFOLIO IV (STAGE 3)


                MORTGAGE LOAN ORIGINATION AND SERVICING AGREEMENT


         THIS AGREEMENT is entered into as of this 23rd day of December, 1997 by and among DORAL FINANCIAL CORPORATION, a Puerto Rico corporation (the "Mortgage Lender"), BANCO POPULAR DE PUERTO RICO, as escrow agent (the "Escrow Agent") under an escrow agreement related to the Mortgage Loans (as hereinafter defined) to be originated and serviced under this Agreement, and the PUERTO RICO HOUSING BANK AND FINANCE AGENCY, a public instrumentality of the Commonwealth of Puerto Rico and a body corporate and politic duly organized and existing pursuant to Act No. 146 of the Legislature of Puerto Rico approved on June 30, 1961, as amended (the "Agency").

                                  WITNESSETH:

         WHEREAS, pursuant to Act No. 124 of the Legislative Assembly of Puerto Rico, approved December 10, 1993, as amended, and Regulation No. 5049, approved March 15, 1994, as amended ("Act 124"), the Act 124 Affordable Housing Mortgage Subsidy Program (the "Act 124 Program") was established to help low and moderate income persons and families defray the cost of acquiring an Eligible Residence (as hereinafter defined) and to reduce the cost to the homebuyer of the monthly installments due on mortgage loans that are made to finance the acquisition of Eligible Residences (the "Mortgage Loans");

         WHEREAS, Act No. 47 of the Legislative Assembly of Puerto Rico, approved June 26, 1987, as amended, and the regulations approved thereunder provide that developers who construct low and moderate income residences may qualify to receive tax incentives;

         WHEREAS, under Act No. 87 of the Legislative Assembly of Puerto Rico, approved June 25, 1965, as amended ("Act 87"), and the regulations approved thereunder, the Agency is authorized to insure Mortgage Loans;

         WHEREAS, the Department of Housing has entered or will enter into certain commitments with Developers (as hereinafter defined) to build or substantially rehabilitate Eligible Residences in specified Eligible Projects (as hereinafter defined);

         WHEREAS, the Mortgage Lender has agreed to originate and fund SIXTY MILLION DOLLARS ($60,000,000) aggregate principal amount of Mortgage Loans required by these Eligible Projects, which, at the option of the Mortgage Lender, may be packaged by the Mortgage Lender into Mortgage Certificates (as hereinafter defined); and

         WHEREAS, the Mortgage Lender is familiar with the Act 124 Program, understands its goals and objectives, and is willing to comply with the obligations imposed upon it hereunder to originate SIXTY MILLION DOLLARS ($60,000,000) aggregate principal amount of Mortgage Loans pursuant to the requirements of the Program and, at its option, to package them into Mortgage Certificates;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the undersigned Mortgage Lender, the Escrow Agent, and the Agency agree as follows:

                                    ARTICLE I

DEFINITIONS; REPRESENTATIONS AND WARRANTIES; FEES; CONDITIONS

         SECTION I.1. DEFINITIONS. All words and terms defined in the Procedural Guide dated as of December 1, 1997 adopted for the Act 124 Program Porfolio IV (Stage 3), which Procedural Guide is incorporated herein by reference, are used herein as so defined, unless otherwise defined herein.

         SECTION I.2. GENERAL REPRESENTATIONS AND WARRANTIES OF MORTGAGE LENDER. The Mortgage Lender hereby represents and warrants to the Agency and the Escrow Agent as of the date hereof and as of the date of each Closing as follows:

                  (a) The Mortgage Lender is a duly organized and existing mortgage lending institution in good standing under the laws governing its creation and existence and is in good standing and duly authorized and qualified to transact in Puerto Rico any and all business contemplated by this Agreement and possesses all requisite authority, power, licenses, permits and franchises to conduct its business and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary action.

                  (b) The execution and delivery of this Agreement in the manner contemplated herein by the Mortgage Lender and the performance and compliance with the terms hereof by the Mortgage Lender will not violate (i) the instruments creating the Mortgage Lender or governing its operations, or (ii) any laws that could have any material adverse effect whatsoever upon the validity, performance or enforceability of any of the terms of this Agreement applicable to the Mortgage Lender, and will not constitute a material default thereunder.

                  (c) The execution and delivery of this Agreement by the Mortgage Lender in the manner contemplated herein and the performance and compliance with the terms hereof by it do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained.

                  (d) This Agreement, when duly executed and delivered by the Mortgage Lender, will constitute a valid, legal and binding obligation of the Mortgage Lender, enforceable in accordance with its terms, except as the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally.

                  (e) The Mortgage Lender (i) is now and will at all times be an approved mortgagee under Act 87 of June 25, 1965, as amended, and (ii) is now
(1) a FNMA-approved seller and servicer, (2) a GNMA approved issuer and servicer of GNMA Certificates, or (3) a FHLMC approved seller and servicer.

                  (f) The Mortgage Lender will comply with the non-discrimination provisions of (i) the Civil Rights Act of 1964, and the regulations pursuant thereto, (ii) Executive Order No. 11246, Equal Employment Opportunity, dated September 24, 1965, (iii) the Equal Credit Opportunity Act, as amended, and (iv) to the extent applicable, the regulations promulgated by the Puerto Rico Department of Consumer Affairs, the Puerto Rico Interest Rate Regulatory Board and the Financial Board.

                  (g) Except as provided under this Agreement, the Mortgage Lender has not, directly or indirectly, in connection with the transactions contemplated by this Agreement, contracted or entered into any agreement with any other mortgage lender or any other person or institution (except the Agency and the Escrow Agent or its agents) with respect to any aspect of its participation in the Act 124 Program other than agreements with Developers designated by the Agency under this Agreement regarding the commitment hereunder to finance the acquisition of Eligible Residences located in Eligible Projects constructed or to be constructed by such Developers. In particular, the Mortgage Lender warrants that prior to the delivery of this Agreement to the Agency, it has not agreed with any other mortgage lender or any other person or institution as to the amount of Mortgage Loans it would commit and agree to originate under the Act 124 Program, other than as provided in the preceding sentence with respect to agreements with Developers. Additionally, the Mortgage Lender represents that it has not entered into any formal or informal agreement or arrangement with any real estate broker or mortgage broker involving the origination of the Mortgage Loans under the Act 124 Program. In no event will the Agency or the Escrow Agent be liable for any fees or commissions which may be due to or claimed by any such broker pursuant to any agreement entered into in contravention of this representation.

                  (h) No information, officer's certificate, statement furnished in writing, or report required hereunder, delivered to the Agency or the Escrow Agent by the Mortgage Lender will, to the knowledge of the Mortgage Lender, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading.

         SECTION I.3. REPRESENTATIONS AND WARRANTIES OF ESCROW AGENT. The Escrow Agent hereby represents and warrants to the Agency and the Mortgage Lender as follows:

                  (a) The Escrow Agent is duly organized, validly existing and in good standing under the laws governing its creation and


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                                       6

existence and is duly authorized and qualified to conduct business in Puerto Rico and to perform the duties required of it hereunder.

                  (b) The execution and delivery of this Agreement by the Escrow Agent in the manner contemplated herein and the performance and compliance with the terms hereof by the Escrow Agent will not violate the Escrow Agreement and do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained.

                  (c) This Agreement has been duly executed and delivered by the Escrow Agent.

         SECTION I.4. REPRESENTATIONS AND WARRANTIES OF THE AGENCY. The Agency hereby represents and warrants to the Escrow Agent and the Mortgage Lender as follows:

                  (a) The Agency is a duly authorized and validly existing public corporation and instrumentality of Puerto Rico created pursuant to Act No. 146 of June 30, 1961, and is duly authorized to perform the duties required of the Agency hereunder.

                  (b) The execution and delivery of this Agreement by the Agency in the manner contemplated herein and the performance and compliance with the terms hereof by the Agency will not violate any applicable laws and regulations.

                  (c) This Agreement has been duly executed and delivered by the Agency.

                  (d) The obligations of the Agency under the Escrow Agreement and this Agreement are valid, legal and binding obligations of the Agency.

         SECTION I.5. FEES. Upon the execution of this Agreement and satisfaction of the conditions set forth in Section 1.6 hereof, the Agency agrees to pay to the Mortgage Lender a commitment fee in the amount of ONE MILLION EIGHT HUNDRED THOUSAND DOLLARS ($1,800,000) (the "Commitment Fee") and a hedging fee in the amount of TWO MILLION SEVEN HUNDRED THOUSAND DOLLARS ($2,700,000) (the "Hedging Fee"). If the Maximum Commitment Amount (as hereinafter defined) is not used in full by the Developers designated by the Agency to originate Mortgage Loans under this Agreement during the Origination Period (including any extensions thereto pursuant to Section 2.7 hereof) for any reason, within fifteen (15) days after the expiration of the Origination Period, the Agency shall be entitled to receive a rebate from the Mortgage Lender of the Commitment Fee in an amount equal to one percent (1%) of such portion of the Maximum Commitment Amount that is not used to originate Mortgage Loans under this Agreement. Such amount shall be reimbursed with interest thereon from the date hereof to the date of reimbursement of such amount at an annual rate of interest equal to five point eight seven five percent (5.875%). Interest shall be computed on the basis of a year of three hundred and sixty (360) days consisting of twelve (12) thirty (30)-day months.

         SECTION I.6. CONDITIONS PRECEDENT. The obligations of the Mortgage Lender and the Agency hereunder are subject to the satisfaction of the conditions set forth in subsections (a) and (b) below, respectively:

              (a) The Mortgage Lender shall have received the following in form reasonably satisfactory to the Mortgage Lender:

                  (i) a copy, certified by the Secretary of the Agency, of the resolution of the Secretary of Housing authorizing the execution of the Escrow Agreement and this Agreement;

                  (ii)  an executed copy of the Escrow Agreement;

                  (iii) a copy of the Procedural Guide;

                  (iv) a Subsidy Analysis (as such term is defined in the Escrow Agreement) dated as of the date hereof;

                  (v) an executed copy of a letter agreement between the Agency and Popular Securities, Inc. providing for the payment of a structuring fee to Popular Securities, Inc. in connection with the transaction contemplated hereunder;

                  (vi)  an opinion of counsel to the Agency to the effect that
(A) the execution of this Agreement has been duly and validly authorized by the Agency, and (B) this Agreement is a valid and binding obligation of the Agency enforceable in accordance with its terms, except as such enforcement may be limited by laws relating to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights; and

                  (vii) a Mortgage Insurance Commitment to the Mortgage Lender pursuant to Act 87.

              (b) The Agency shall have received one or more opinions of counsel to the Mortgage Lender that together cover the matters set forth in Exhibit B attached hereto.


                                   ARTICLE II

                          ORIGINATION OF MORTGAGE LOANS


         SECTION II.1. COMMITMENT. Subject to the terms and conditions hereof and in reliance upon the representations and war-ranties set forth in this Agreement, the Mortgage Lender agrees to make Mortgage Loans with respect to the Eligible Projects identified in Exhibit A hereto from time to time during the period from the date hereof up to and including the last day of the Origination Period (including any extensions thereto pursuant to Section 2.7), the aggregate principal amount of which shall not be less than the Commitment Amount for each Eligible Project; provided, however, that the aggregate principal amount of the Mortgage Loans originated by the Mortgage Lender with respect to the Eligible Projects that are subject to this Agreement shall not exceed SIXTY MILLION DOLLARS ($60,000,000) (the "Maximum Commitment Amount"); provided further, that the Mortgage Lender shall not originate Mortgage Loans in an aggregate principal amount exceeding the amounts set forth in Exhibit C hereto sooner that the dates indicated in such Exhibit C and shall not originate Mortgage Loans in any Subsidy Rate Category in an amount greater than that contemplated by the Procedural Guide. Each Mortgage Loan made by the Mortgage Lender under this Agreement shall reduce the amount of the Maximum Commitment Amount by the original principal amount of such Mortgage Loan. The Mortgage Loans are to be made by the Mortgage Lender with respect to each Eligible Project pursuant to this Agreement, after approval by the Agency as hereinafter required, and shall be in all respects in accordance with the provisions of the Act 124 Program and the Procedural Guide. No Mortgage Loan shall be entitled to Act 124 Subsidy under the Act 124 Program unless the applicable Mortgage File has been submitted to the Agency for its review and the Mortgage Loan has been approved by the Agency pursuant to Sections 4.12 and 4.13 of the Procedural Guide. The Commitment Amount for each Eligible Project set forth in Exhibit A is equal to the aggregate original principal balances of the Mortgage Loans encumbering Eligible Residences in the Eligible Project that are required to be delivered under the Act 124 Program by the Developer under its Developer Commitment Letter.

         During the Origination Period the Agency may substitute any of the Eligible Projects identified in Exhibit A hereto with other Eligible Projects, if the Agency determines that the Eligible Project being substituted will not be able to comply with its commitment to deliver Eligible Residences under the Program within the applicable Commitment Period; provided, however, that the aggregate Commitment Amount for the Eligible Projects subject to this Agreement may never exceed the Maximum Commitment Amount and that the Delivery Period for each Eligible Project may not extend beyond the end of the Origination Period (as may be extended by the Agency pursuant to Section 2.7 of this Agreement). After any such substitution, the Mortgage Lender shall be obligated to make Mortgage Loans for the Eligible Residences within the Delivery Period with respect to any new Eligible Project designated by the Agency pursuant to this Section.

         SECTION II.2. CONDITION PRECEDENT TO ALL MORTGAGE LOANS. The obligation of the Mortgage Lender to make a Mortgage Loan hereunder shall be subject to the condition precedent that on the Closing Date of such Mortgage Loan the interest paid or payable on such Mortgage Loan shall be excludable from the gross income of the recipient thereof under the applicable provisions of Act No. 120 of October 31, 1994, as amended.

         SECTION II.3. COMPLIANCE WITH COMMITMENT; NON-ASSIGNABILITY; PROGRESS REPORTS. Assuming that the Developer of an Eligible Project completes the Eligible Residences required by its Developer Commitment Letter, obtains all required permits for their sale, and identifies a sufficient number of Act 124 Purchasers and Non-Subsidized Purchasers for such Eligible Residences, the Mortgage Lender shall fulfill its commitment to the Agency to originate Mortgage Loans by the end of the Delivery Period (as described in


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                                       11

Section 2.7 hereof). During the Origination Period, the Mortgage Lender may not, without the written consent of the Agency and of the corresponding Developer, assign all or a portion of its rights and obligations to originate Mortgage Loans hereunder to another mortgage lender for the purpose of ultimately fulfilling its obligations hereunder. The Mortgage Lender's request for consent to such assignment shall set forth the terms and conditions of the assignment and the identity of the proposed assignee or assignees, all of which must be acceptable to the Agency in its sole and absolute discretion. Such assignment shall be made in accordance with the Procedural Guide. In no event, without the written consent of the Agency, may the Mortgage Lender charge or receive any fee or remuneration with respect to any such assignment.

                  On the first day of the third month following the date of this Agreement and within the first five (5) days of each month thereafter, the Mortgage Lender shall deliver to the Agency an Origination Progress Report evidencing, with respect to the preceding month, on a cumulative-to-date basis and by Eligible Project, which shall be completed in a manner satisfactory to the Agency: (i) the total number and principal amount of Mortgage Loans originated by the Mortgage Lender under this Agreement, broken down, if applicable, by Subsidy Rate Category, (ii) the total number and principal amount of Mortgage Loans originated by the Mortgage Lender that have not yet been submitted to the Agency for its approval under Sections 4.12 and 4.13 of the Procedural Guide, broken down, if applicable, by Subsidy Rate Category,(iii) the number of Mortgage Loan commitments to Act 124 Purchasers and Non-Subsidized Purchasers, and (iv) such additional information as the Agency may require from time to time, including information with respect to Developers and Eligible Projects affecting timely completion of Eligible Residences and timely origination of Mortgage Loans under this Agreement.

         SECTION II.4. DEVELOPER RESPONSIBILITIES; LOAN APPLICATIONS. The Agency hereby represents that the Developer of each Eligible Project has received approval from the Secretary of Housing for the construction of Eligible Residences in the Eligible Project under the Act 124 Program. The Developer is responsible for the construction of the Eligible Residences within a specified time and must identify Act 124 Purchasers and Non-Subsidized Purchasers for the completed Eligible Residences. The Mortgage Lender shall cooperate with and assist the Developer in identifying Act 124 Purchasers and Non-Subsidized Purchasers. Once a prospective Act 124 Purchaser or Non-Subsidized Purchaser has been identified, the Mortgage Lender will promptly process all required credit and loan documents so that the Developer can sell the Eligible Residences promptly upon completion and so that the Mortgage Lender can originate Mortgage Loans in the Commitment Amount within the Delivery Period.

         SECTION II.5. ORIGINATION FEE. The Mortgage Lender shall be entitled to charge an Origination Fee with respect to each Mortgage Loan not exceeding two percent (2%) of the principal amount of each Mortgage Loan. The Origination Fee will be paid by the Mortgagor as a closing expense.

         SECTION II.6. SATISFACTION OF COMMITMENT; REDUCTION OF COMMITMENT. The making by the Mortgage Lender of Mortgage Loans covering Eligible Residences in the Eligible Projects identified in Exhibit A hereto having a total aggregate principal amount that is not less than the Maximum Commitment Amount will be deemed by the Agency to constitute compliance with the Mortgage Lender's obligations hereunder; provided, however, that the Mortgage Lender shall not be required to originate Mortgage Loans under this Agreement to the extent that a Developer fails to complete the construction of Eligible Residences in an Eligible Project within the Origination Period or to the extent that sufficient Act 124 Purchasers within each Subsidy Rate Category and Non-Subsidized Purchasers cannot be identified by the Developer and the Mortgage Lender for the Eligible Residences within such period. The Mortgage Lender agrees to use its best efforts to assist the Developer in identifying sufficient Act 124 Purchases and Non-Subsidized Purchasers for the Eligible Residences within each Eligible Project. The Mortgage Lender shall include in each Origination Progress Report delivered to the Agency pursuant to Section 2.3 any information available to the Mortgage Lender as to delays encountered by any Developer in completion of construction of Eligible Residences in Eligible Projects covered by this Agreement.

                  Should the Agency determine, in its sole discretion, based on Origination Progress Reports, visual inspection, or otherwise, that the Mortgage Lender will not be able to fulfill its commitment to originate Mortgage Loans with respect to such Eligible Residences as a result of any failure by the Mortgage Lender to duly observe or perform any of the covenants or agreements of the Mortgage Lender to be observed or performed under this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Mortgage Lender by the Agency or the Escrow Agent, the Agency in its sole discretion may reduce the unfunded Maximum Commitment Amount for the Eligible Projects hereunder with respect to the Mortgage Lender. Such reduction shall not relieve the Mortgage Lender of any liability for failing to comply with the terms hereof. In such event the Agency may reassign such unfunded Commitment Amount to another Eligible Project, Developer or mortgage lender, in its sole and absolute discretion.

         SECTION II.7. DELIVERY PERIOD; EXTENSION OF ORIGINATION PERIOD. (a) The Mortgage Lender shall be obligated to make Mortgage Loans in an aggregate amount equal to the Eligible Project's Commitment Amount within the applicable Delivery Period for each Eligible Project, which period shall be the two year period commencing on the Commitment Date. To the extent that a Developer meets its responsibilities under Section 2.4 hereof within the applicable Delivery Period, the Mortgage Lender shall be obligated to originate and fund Mortgage Loans for the Commitment Amount for the relevant Eligible Project.

                If the Mortgage Lender is unable to originate and fund Mortgage Loans for an Eligible Project within the Delivery Period due to a Developer's failure to meet its responsibilities as set forth in Section 2.4 (but not as a result of the Mortgage Lender's delay in processing loan applications and qualifying Act 124 Purchasers and Non-Subsidized Purchasers or closing Mortgage Loans) and if such Developer later completes the Eligible Residences and identifies Act 124 Purchasers and Non-Subsidized Purchasers within the Origination Period, the Mortgage Lender shall use its best efforts to originate under this Agreement Mortgage Loans for such Eligible Residences closed after the Delivery Period and prior to the end of the Origination Period.

                (b) The parties hereto hereby agree that the Origination Period may be extended until December 31, 2000, subject to the following conditions:

                    (i) Not less than fifteen (15) days prior to the expiration of the Origination Period, the Agency shall notify the Mortgage Lender of its intention to extend the expiration date of the Origination Period, such notification to include the Eligible Projects that will be subject to such extension and the aggregate

Commitment Amount for such Eligible Projects that the Agency desires to be available for the origination of Mortgage Loans under this Agreement during the extension (the "Extension Commitment Amount"); provided, however, that the Extension Commitment Amount shall not exceed the available balance of the Maximum Commitment Amount that has not been used as of the last day of the Origination Period to make Mortgage Loans to finance Eligible Residences within Eligible Projects that are subject to this Agreement;

                  (ii) The Mortgage Lender shall have received a fee (the "Extension Fee") in an amount equal to two percent (2%) of the amount of the Extension Commitment Amount; and

                  (iii) The Mortgage Lender will not be obligated to make Mortgage Loans during the extension of the Origination Period (A) with an aggregate principal amount exceeding FIFTEEN MILLION DOLLARS ($15,000,000), during the period commencing on March 1, 2000, and ending on August 31, 2000, and (B) with an aggregate principal amount exceeding the lesser of (x) the available balance of such FIFTEEN MILLION DOLLARS ($15,000,000) that has not been used as of August 31, 2000 to originate Mortgage Loans hereunder and (y) SIX MILLION DOLLARS ($6,000,000), during the period commencing on September 1, 2000 and ending on December 31, 2000.

         SECTION II.8. ACQUISITION COST. The Acquisition Cost limits shall be as set forth in the Procedural Guide.

         SECTION II.9. INCOME LIMITS. The Income Limit to qualify as Act 124 Purchasers and Non-Subsidized Purchasers shall be as set forth in the Procedural Guide.

         SECTION II.10. MORTGAGE TERMS. Each Mortgage Loan shall be made at the Mortgage Loan Rate of six point five percent (6.50%) per annum and shall have such other terms and conditions as may be specified in the Procedural Guide.

         SECTION II.11. PROHIBITION OF DISCRIMINATION. The Mortgage Lender shall consider all applications for Mortgage Loans for Eligible Project(s) in the order in which they are received on a fair and equal basis and will not arbitrarily vary the terms of a loan or the application procedures therefor or arbitrarily reject a Mortgage Loan applicant because of his race, color, religion, national origin, age, sex, or marital status. The Mortgage Lender shall not enter into any agreement or arrangement with any person, firm or corporation to issue Mortgage Loans for an Eligible Project to prefer any applicant or group of applicants for Mortgage Loans over any other applicant or group of applicants for such loans, except as may be required to restrict sales of Eligible Residences to Act 124 Purchasers and Non-Subsidized Purchasers in order to meet the objectives of the Act 124 Program. In accepting, evaluating and acting upon such applications, the Mortgage Lender shall comply, if applicable, with the Federal Equal Credit Opportunity Act and Regulation B promulgated thereunder. All applications for Mortgage Loans and evidence of actions taken with respect thereto shall be retained by the Mortgage Lender for at least twenty-five (25) months from the date of the application.

         SECTION II.12. MORTGAGE LOAN WARRANTIES. The Mortgage Lender shall be deemed to warrant to the Agency at the time of making of each Mortgage Loan pursuant to this Agreement that:

                  (a) to the knowledge of the Mortgage Lender after complying with the requirements of the Procedural Guide, the Mortgage Loan has been made to an Act 124 Purchaser or Non-Subsidized Purchaser to finance an Eligible Residence meeting all the applicable requirements of the Procedural Guide;

                  (b) the Mortgage Loan meets all the terms and conditions for a Mortgage Loan set forth in the Procedural Guide and has been processed in accordance with the provisions of the Procedural Guide;

                  (c) the Mortgage Lender has no knowledge of any material misstatement or omission in the material provided by the Act 124 Purchaser or Non-Subsidized Purchaser under the Mortgage Loan or by the Mortgage Lender in connection with the Mortgage Loan;

                  (d) the terms and conditions of and descriptions contained in the Mortgage Note and plat of survey, deed, Mortgage, title insurance policy, mortgage insurance policy, hazard insurance policies and other related documents are consistent with the application of the Act 124 Purchaser or Non-Subsidized Purchaser and with each other, all signatures to such documents are genuine and, to the knowledge of the Mortgage Lender, the Mortgage Note, Mortgage and all other contracts or agreements entered into in connection therewith are valid and binding upon the parties thereto and enforceable against each party in accordance with their respective terms;

                  (e) the Mortgage Lender has not advanced funds (or directly or indirectly induced or solicited any advance of funds by any other person), other than as permitted by this Agreement and the Procedural Guide, for the payment of principal, interest, escrow or down payments required to be made pursuant to the Mortgage Loan;

                  (f) the unpaid principal balance and interest rate on each Mortgage Loan and all other information set forth on the Mortgage Submission Voucher have been accurately stated and the amount of the principal balance and interest are justly due and owing;

                  (g) the terms, covenants, and conditions of each Mortgage Loan and Mortgage Note have not been changed in any respect that would materially affect the value, validity, enforceability or prompt payment of the Mortgage Loan, or the security of the lien of the Mortgage;

                  (h) based on the information provided to the Mortgage Lender by the Mortgagor pursuant to the requirements of the Procedural Guide, the Mortgagor qualifies for the Act 124 Subsidy or otherwise complies with the income and purchase price limits of the Act 124 Program as determined by the Mortgage Lender on the corresponding Housing Subsidy Worksheet;

                  (i) based on the information provided to the Mortgage Lender by the Mortgagor pursuant to the requirements of the Procedural Guide, the Mortgage Loan qualifies for mortgage insurance under Act 87 (whether or not the Mortgage Loan is insured under Act 87); and

                  (j) no payment required by the Mortgage Loan is delinquent and, to the knowledge of the Mortgage Lender, (A) no event of default is continuing thereunder and (B) no event has occurred that with the passage of time or giving of notice thereof would constitute an event of default thereunder.

         SECTION II.13. FNMA, GNMA AND FHLMC PROGRAM. The Mortgage Lender may package, at its option, the Mortgage Loans into FNMA, GNMA or FHLMC Certificates.

         SECTION II.14. CERTAIN REMEDIES WITH RESPECT TO MORTGAGE LOANS

               (a) In the event that any representation made in this Agreement proves to have been untrue when made or at the time of origination of a Mortgage Loan or in the event the Mortgage Lender defaults in the observance or performance of any covenants or conditions in this Agreement to be observed or performed by the Mortgage Lender, the Agency may exercise the remedies set forth below:

                  (i) If, as a result of such misrepresentation or default, a Mortgagor shall not be eligible for an Act 124 Subsidy, the Agency may, at its option, discontinue the Act 124 Subsidy for such Mortgagor and cancel the Act 87 insurance on the Mortgage Loan. Thereafter, such Mortgage Loan shall be the sole responsibility of the Mortgage Lender without any recourse to the Agency.

                  (ii) If, as a result of such misrepresentation or default, a Mortgagor shall not be eligible for the particular Act 124 Subsidy Monthly Installment Subsidy granted to him, but would have been entitled to a Monthly Installment Subsidy in a lower Subsidy Rate Category, the Mortgage Lender shall so advice the Mortgagor and will take the required action to have the Agency amend the Mortgagor's Act 124 Subsidy Certificate and to recover from the Mortgagor any excess subsidy payment made by the Agency. If the Mortgage Lender is unable to recover such excess subsidy payment within six (6) months after notice from the Agency requiring recovery, the Mortgage Lender shall reimburse in full such amount to the Agency and the Agency will assign to the Mortgage Lender its rights against the Mortgagor.

                  (iii) If, irrespective of such misrepresentation or default, the Mortgagor is an Act 124 Purchaser entitled to the Act 124 Subsidy, the Agency will not take any action to discontinue the Act 124 Subsidy, but if the Mortgage Loan goes into default, the Agency may, at its option, cancel the Act 87 insurance on the Mortgage Loan if the misrepresentation or default would have made the Mortgage Loan ineligible for Act 87 insurance.

                      (iv) Declare the right of the Mortgage Lender to make Mortgage Loans hereunder to be terminated in whole or in part, whereupon the same shall forthwith terminate.

                  (b) Following the Closing of any Mortgage Loan, if the Agency determines that any documents constituting a part of the Mortgage File of the applicable Mortgage Loan are, in the judgment of the Agency, defective or inaccurate in any material respect, or any representation or warranty of the Mortgage Lender is, in the judgment of the Agency, untrue as to any material matter, the Mortgage Lender shall cure the defect within a period of sixty (60) days from the time it receives notice from the Agency of the existence of the defect or inaccuracy or such shorter period as may be required by law. The Mortgage Lender hereby agrees that, if any material defect or inaccuracy is not cured within such sixty (60)-day period, or such shorter period, if applicable, the Agency may, at its option, discontinue the Act 124 Subsidy for such Mortgagor and cancel the Act 87 insurance; provided, however, that such event shall not affect the Agency's obligation to continue to make Act 124 Subsidy payments if the Mortgagor was and continues to be entitled to such payments.

                  (c) Notwithstanding anything to the contrary in this Agreement, for the purposes of this Section, the falsity of a representation by a Mortgagor respecting some fact or facts that (i) is of such nature that although false, security for the payment of the pertinent Mortgage Loan is not thereby adversely affected and (ii) is relied upon by the Mortgage Lender in prudent good faith, subject to its obligations under the Procedural Guide, shall not be deemed a material defect or inaccuracy or be deemed to constitute a misrepresentation or default by Mortgage Lender hereunder.

                  (d) If a Mortgagor transfers the property to a person not qualified by the Agency under the Act 124 Program (such qualification to be evidenced through the Agency's being a party to the Deed of Transfer) to receive Act 124 Subsidy benefits equal to or greater than those that were being received by the original beneficiary, the obligation secured by the Mortgage shall thereupon become due and payable and the Mortgage Lender shall require immediate payment in full of all sums secured by the Mortgage or such Mortgagor's Act 124 Subsidy Certificate may be cancelled.

                  (e) The Mortgage Lender hereby waives any statute of limitations or other law that might otherwise be raised in defense to any remedy hereunder.

                  (f) With respect to any misrepresentation or default by the Mortgage Lender affecting a Mortgage Loan under this Section, the Mortgage Lender will indemnify and hold harmless the Agency and the Escrow Agent for any expenses incurred by them in connection with the affected Mortgage Loan arising or resulting from such misrepresentation or default.

                  (g) In addition to the remedies set forth above, the Agency shall have all remedies available at law or in equity including, but not limited to, rescission of this Agreement and equitable relief by way of injunction (mandatory or prohibitory) to prevent the breach or threatened breach of any provisions of this Agreement, or to enforce performance thereof. Upon termination of this Agreement or cancellation of the Maximum Commitment Amount, the Mortgage Lender shall have no further rights hereunder, other than with respect to any Mortgage Loan that has been properly funded; but no such termination shall affect the rights of the Agency pursuant to this Section.

                  (h) All of such remedies shall be cumulative, and the exercise by the Agency of any one or more of them shall not in any way alter or diminish the rights of the Agency to any other remedy provided in this Agreement or by law. In the event of any such default and/or breach by the Mortgage Lender of this Agreement, the Agency shall be entitled to reimbursement from the Mortgage Lender of all of its costs and expenses in enforcing any of such terms, including any reasonable or necessary attorneys' fees. A certificate as to the amount of such loss or expense submitted to the Mortgage Lender by the Agency, absent manifest error, shall be conclusive and binding for all purposes.

         SECTION II.15. COVENANTS OF THE MORTGAGE LENDER. So long as any Mortgage Loan is outstanding and during the Origination Period, the Mortgage Lender covenants and agrees as follows:

                  (a) The Mortgage Lender agrees to comply with all applicable federal or Commonwealth statutes, rules or regulations governing the origination and servicing of residential mortgage loans, including all applicable rules, regulations, policies and guidelines of GNMA and all applicable Act 124 and Act 87 regulations.

                  (b) The Mortgage Lender will report information relating to the Mortgage Loans to the Agency and the Escrow Agent from time to time, as more fully set forth in this Agreement and in the Procedural Guide, and will do every act and thing that may be necessary or required to perform its duties under this Agreement.

                  (c) The Mortgage Lender agrees that, so long as it shall continue to serve in the capacity contemplated under the terms of this Agreement, it will remain in good standing under the laws governing its creation and existence and remain qualified under the laws of Puerto Rico to do business in Puerto Rico.

                  (d) In the event that, prior to the termination of the Origination Period, the Mortgage Lender shall propose to take any action with a view to its dissolution or liquidation, or shall propose to merge or consolidate with or into, or to sell substantially all its assets to, another entity, and the resulting, surviving or transferee entity, (i) shall not have assumed in writing all the obligations of the Mortgage Lender under this Agreement or (ii) shall have a stockholders equity of less than SEVENTY MILLION DOLLARS ($70,000,000) or (iii) shall not be qualified under the laws of Puerto Rico to do business in Puerto Rico and have all necessary approvals required of the Mortgage Lender under this Agreement to perform the obligations of such parties under this Agreement, then the Mortgage Lender shall be required to deposit in escrow with the Agency the unfunded Maximum Commitment Amount, such amount to be used by the Agency to finance the origination of Mortgage Loans pursuant to the terms of this Agreement and the Procedural Guide.

         SECTION II.16. RIGHT TO SELL MORTGAGE LOANS AND MORTGAGE CERTIFICATES. Anything herein to the contrary notwithstanding, the Mortgage Lender may from time to time at its option sell any of the Mortgage Loans originated under this Agreement or any Mortgage Certificate owned by the Mortgage Lender that are backed by such Mortgage Loans; provided, however, that the sale of the right to service the Mortgage Loans originated hereunder shall be subject to the prior written consent of the Agency, which consent shall not be unreasonably withheld or denied, so long as the Agency shall have determined that the purchaser of such rights has the financial resources and technical capabilities to comply with its obligations to service the Mortgage Loans pursuant to the terms and conditions of this Agreement and the Procedural Guide.


                                   ARTICLE III

                             MORTGAGE LENDER DUTIES

         SECTION III.1. ACT 87 ENDORSEMENTS The Mortgage Lender shall be authorized by the Agency pursuant to Act 87 and the Mortgage Insurance Commitment issued by the Agency to the Mortgage Lender to close Mortgage Loans hereunder which are to be insured under Act 87. Mortgage Insurance Certificates shall be issued by the Agency as provided in Sections 4.12 and 4.13 of the Procedural Guide. The Closing by the Mortgage Lender of a Mortgage Loan that fails to meet the requirements of the Act 124 Program or of Act 87 shall entitle the Agency to exercise its remedies available to it under Section 2.14 hereof.

         SECTION III.2. ADVANCES BY MORTGAGE LENDER OF ACT 124 SUBSIDY AMOUNT. The Mortgage Lender shall, upon the closing of any Act 124 Mortgage Loan (i) advance for the account of the Agency the Down Payment Assistance with respect to the purchase by the Mortgagor of the mortgaged property, and (ii) make payment to the owner of the Mortgage Loan (which owner may include the Mortgage Lender) for the account of the Agency of Mortgagee Advances constituting the Monthly Installment Subsidy that become due with respect to the Mortgage Loan. The Mortgage Lender shall be entitled to receive reimbursement or payment, as applicable, of such Mortgagee Advances from the moneys available under the Escrow Agreement in accordance with Article IV of the Procedural Guide.

         SECTION III.3. SERVICING OF MORTGAGE LOANS.

                  (a) After the origination of any Mortgage Loan, the Mortgage Lender shall service and administer the Mortgage Loans it originates in accordance with the Procedural Guide and the then applicable mortgage loan servicing requirements of GNMA.

                  (b) The Mortgage Lender will provide prompt monthly principal and interest payments with respect to each Mortgage Loan and will render reports, as required under the Procedural Guide and the applicable Guide and as may be reasonably requested by the Agency with respect to the status of the Act 124 Program. The Mortgage Lender shall provide to the Escrow Agent, in conjunction with each payment under a Mortgage Loan, a statement identifying any funds reimbursed by the Mortgagor to the Escrow Agent or the Agency in accordance with Act 124.

                  (c) The Mortgage Lender may charge and retain such late payment charges as may be authorized by the applicable Guide and regulations.

         SECTION III.4. POOLING OF MORTGAGE LOANS; TRANSFER TO FNMA, GNMA OR FHLMC. Upon originating sufficient Mortgage Loans for pooling into a Mortgage Certificate, the Mortgage Lender, at its option, may pool Mortgage Loans and transfer them to FNMA, GNMA or FHLMC for issuance and/or guarantee of a Mortgage Certificate. Any transfer to GNMA, FNMA or FHLMC will be made on such terms and conditions as the Mortgage Lender may negotiate with FNMA, GNMA or FHLMC.

         SECTION III.5. DISBURSEMENT OF FUNDS BY ESCROW AGENT. . Under the provisions of Section 2.01(b) of the Escrow Agreement, the Escrow Agent is required to limit the Monthly Installment Subsidy to be paid to the Mortgage Lender with respect to each Subsidy Rate Category, on an Eligible Project basis, to the maximum permitted

Monthly Installment Subsidy in that Subsidy Rate Category for each Eligible Project. Neither the Escrow Agent nor the Agency shall have any liability to the Mortgage Lender as a result of the application of the limitation described in this paragraph.

         SECTION III.6. FORECLOSURE UNDER ACT 87. Any Act 87 insured Mortgage Loan that goes into default shall be foreclosed by the Mortgage Lender and the mortgaged property transferred to the Agency in accordance with the procedures established in Act 87. If a defaulted Mortgage Loan has been pooled into a Mortgage Certificate, the Mortgage Lender shall first reacquire the Mortgage Loan, unless the Agency otherwise determines.

         SECTION III.7. SUBSIDY ESCROW ACCOUNT. Whenever amounts payable on Mortgage Loans and representing Monthly Installment Subsidies are to be paid to the Mortgage Lender by or on behalf of the Commonwealth and through the Escrow Agent, the Mortgage Lender hereby agrees that such amounts shall be paid solely from the Contribution Account established in Section 2.01 of the Escrow Agreement. The Escrow Agent shall provide the Mortgage Lender with all reports reasonably required for the purpose of enabling the Mortgage Lender to ascertain the amounts representing Monthly Installment Subsidies and payable on Mortgage Loans that are on deposit in the Contribution Account.

         SECTION III.8 FORM OF MORTGAGE. The form of Mortgage to be used for the Mortgage Loans shall comply with the requirements of Section 4.08(g) of the Procedural Guide, providing that the Mortgage Loan shall become due upon any transfer of the Eligible Residence subject to the Mortgage Loan without the approval of the Agency.

                                   ARTICLE IV

                 RESIGNATION AND TERMINATION OF MORTGAGE LENDER

         SECTION IV.1. MORTGAGE LENDER RESIGNATION. The Mortgage Lender may not resign from the obligations and duties hereby imposed on it, except that it may assign its servicing rights and obligations as provided in the Procedural Guide or as otherwise contemplated under Section 2.16 of this Agreement. Except as permitted by Sections 2.3, 2.16 and 5.10 of this Agreement, the Mortgage Lender shall not assign or transfer its rights and obligations under this Agreement and such rights and obligations shall continue until this Agreement shall have been terminated, as provided herein, and shall survive the exercise by the Agency or Escrow Agent of any right or remedy under this Agreement.

         SECTION IV.2. INVOLUNTARY TERMINATION OF THE MORTGAGE LENDER. The Agency may terminate this Agreement with respect to the Mortgage Lender upon the happening of any one or more of the following events:

                  (a) any representation or warranty of the Mortgage Lender to the Agency shall be false or misleading in any material respect;

                  (b) failure of the Mortgage Lender as servicer of the Mortgage Loans to remit to the appropriate party any amounts due on a Mortgage Loan;

                  (c) failure of the Mortgage Lender to duly observe or perform any other covenant, condition or agreement in this Agreement or the Procedural Guide to be observed or performed by the Mortgage Lender in any material respect for a period of thirty (30) days after a written notice is given to the Mortgage Lender from the Agency specifying such failure and requesting that it be remedied; provided, however, that if the failure stated in the notice cannot be corrected within the applicable period, the party giving such notice shall consent to a reasonable extension of time if corrective action is instituted by the Mortgage Lender within the applicable period and diligently pursued until such failure or defect is fully corrected;

                  (d) issuance of a decree or order of a court, agency or supervisory authority having jurisdiction in the premises appointing a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding affecting the Mortgage Lender or substantially all of its properties, or for the winding-up or liquidation of its affairs, if such decree or order shall have remained in force undischarged or unstayed for a period of thirty (30) days;

                  (e) consent by the Mortgage Lender to the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling or assets and liabilities or similar proceeding affecting the Mortgage Lender or substantially all of its properties;

                  (f) admission in writing by the Mortgage Lender of its inability to pay debts generally as they mature, or the filing of a petition to take advantage of any applicable bankruptcy or insolvency statute, or the making of an assignment for the benefit of creditors;

                  (g) involuntary termination by GNMA of the Mortgage Lender's right to act as issuer and servicer under the GNMA Program; and

                  (h) the Mortgage Lender's Consolidated Stockholders Equity shall be reduced below SEVENTY MILLION DOLLARS ($70,000,000) as reflected in any audited or unaudited consolidated financial statement of the Mortgage Lender.

                  If any of the events specified in (d), (e), (f), (g) or (h) shall occur, the Mortgage Lender shall give written notice of such occurrence to the Agency within two (2) days of the happening of such event.

                  In the event that the Agency terminates this Agreement as aforesaid, the Mortgage Lender shall upon demand pay to the Agency the following:

                  (a) With respect to the Commitment Fee, an amount equal to 2% of the unfunded portion of the Maximum Commitment Amount as of the date of the termination of this Agreement plus interest at 5.875% from the date of this Agreement to such termination date, plus

                  (b) With respect to the Hedging Fee, an amount equal to (i) the Hedging Fee less (ii) the product of (a) the Hedging Fee divided by twenty-four, multiplied by (b) the number of calendar months remaining under the Origination Period (without taking into account any extensions thereto pursuant to Section 2.7), but not less than zero, plus

                  (c) With respect to the Extension Fee, an amount equal to 2% of the unused portion of the Extension Commitment Amount, plus

                  (d) $67,000.

         SECTION IV.3. TRANSFER OF TERMINATED MORTGAGE LENDER'S SERVICING. Upon termination of this Agreement, the Mortgage Lender shall, within ten (10) days, assign and deliver to another mortgage lender designated by the Agency and the corresponding Developer (i) all commitments to make Mortgage Loans with respect to Eligible Projects covered by this Agreement, (ii) all credit information, materials and files pertaining to buyers and potential buyers in such Eligible Projects, (iii) the Mortgage Lender's commitment with each Developer, (iv) all deposits and other funds held with respect to Act 124 Purchasers, Non-Subsidized Purchasers, Mortgagors and Mortgage Loans, and (v) all Mortgage Loans closed but not packaged into Mortgage Certificates. The only obligation of the transferee mortgage lender in such event shall be to pay to the Mortgage Lender the outstanding principal balance of the Mortgage Loans being acquired plus accrued interest thereon. With respect to Mortgage Loans which have been pooled into Mortgage Certificates, upon instructions of the issuers and/or guarantors of the Mortgage Certificates, the Mortgage Lender shall deliver or cause to be delivered to another servicer approved by such issuers and/or guarantors all files of such Mortgage Lender related to such serviced Mortgage Loans. The Mortgage Lender agree to indemnify and hold the Agency harmless from any and all costs and expenses that the Agency or the Escrow Agent may incur in securing the delivery of all such files in the case of an involuntary termination of the Mortgage Lender pursuant to Section
4.2 hereof.

         SECTION IV.4. MORTGAGE LENDER'S EXCUSED NONPERFORMANCE. Notwithstanding anything in this Agreement to the contrary, the Mortgage Lender shall not be terminated or liable under this Agreement as a result of its failure to duly observe or perform in any material respect any covenant, condition or agreement to be observed or performed by the Mortgage Lender, if the failure on the part of the Mortgage Lender is directly caused by the failure of the Agency or the Escrow Agent or a Developer to duly observe or perform in any material respect any covenant, condition, or agreement to be observed or performed by the Agency or the Escrow Agent under this Agreement, or by the Developer under the Developer Commitment Letter.

       SECTION IV.5. INDEMNIFICATION. If it is determined in a judicial proceeding that the Mortgage Lender has failed to perform under any provision of this Agreement, and if the Agency or the Escrow Agent shall employ attorneys or incur other expenses for the enforcement, performance or observance of the terms of this Agreement on the part of the Mortgage Lender, then the Mortgage Lender shall indemnify the Agency or the Escrow Agent, as the case may be, on demand, for reasonable attorneys' fees and other out-of-pocket expenses incurred in connection with such judicial proceeding. In addition, the Mortgage Lender shall indemnify the Agency and the Escrow Agent and hold them harmless from any loss, damage or expense that the Agency or the Escrow Agent may sustain as a result of any failure on the part of the Mortgage Lender properly to perform its duties and obligations under this Agreement and the Procedural Guide.

         SECTION IV.6. NO LIABILITY FOR REMOVAL OF THE MORTGAGE LENDER. Notwithstanding any provision in this Agreement to the contrary, neither the Agency nor the Escrow Agent shall be liable in any respect for the termination of, or owe any duty to, the Mortgage Lender if terminated for cause pursuant to
Section 4.2 of this Agreement.

         SECTION IV.7. NO REMEDY EXCLUSIVE. Unless otherwise expressly provided, no remedy herein conferred upon or reserved to any party is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Agreement or existing at law or in equity. No delay or omission to exercise any right or power accruing under this Agreement shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.


                                    ARTICLE V

                                 MISCELLANEOUS

         SECTION V.1. NOTICES. All notices, certificates or other communications hereunder shall be deemed given when delivered or five (5) days after mailing by certified or registered mail, postage prepaid, return receipt requested, addressed to the appropriate Notice Address. The Agency, the Escrow Agent or the Mortgage Lender may, by notice given hereunder, designate any further or different address to which subsequent notices, certificates and other communications shall be sent.

         SECTION V.2. SEVERABILITY. In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof, except to the extent that the provisions held invalid or unenforceable materially affect the economic substance of the transactions contemplated by this Agreement.

         SECTION V.3. FURTHER ASSURANCES AND CORRECTIVE INSTRUMENTS. To the extent permitted by law, the Agency, the Escrow Agent and the Mortgage Lender agree that each will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such supplements hereto and such further instruments as may reasonably be required or appropriate to further express the intention of, or to facilitate the performance of, this Agreement.

         SECTION V.4. EFFECT OF COVENANTS; FURTHER ACTS. All of the Mortgage Lender's representations, warranties and agreements contained in this Agreement will remain operative and in full force and effect regardless of (i) any investigations made by or on behalf of the Agency; (ii) any payment made in respect of any Mortgage Loan; and (iii) any termination hereof. The Mortgage Lender agrees that it will, at its own expense, execute all other documents and take all other steps necessary and requested from time to time by the Agency to perform its covenants, representations and warranties contained in this Agreement.

         SECTION V.5. NO RIGHTS CONFERRED ON OTHERS. Nothing in this Agreement shall confer any right upon any person other than the parties to this Agreement.

         SECTION V.6. LIMITATION ON LIABILITY OF PARTIES. The parties to this Agreement shall be liable under this Agreement only to the extent that obligations are explicitly imposed upon and undertaken by the party against whom enforcement is sought.

         SECTION V.7. SURVIVAL OF OBLIGATIONS AND COVENANTS. The termination or resignation of the Mortgage Lender under this Agreement shall not affect any obligation of the Mortgage Lender under Sections 2.14 and 4.5 hereof or otherwise available at law.

         SECTION V.8. CONTRACT DOCUMENTS. All transactions hereunder will be on a contractual basis, the contract consisting of: (i) this Agreement, and (ii) the provisions and requirements of the Procedural Guide as in effect on the date hereof. The Mortgage Lender agrees that the Agency has the right from time to time to amend and supplement the Procedural Guide, provided that no such amendment or supplement may adversely affect or impose additional material obligations on the Mortgage Lender. In the event of any conflict between this Agreement and the Procedural Guide as so amended or supplemented, this Agreement shall govern.

         SECTION V.9. APPLICABLE LAWS. This Agreement is made and entered into in the Commonwealth and all questions relating to the validity, construction, performance, and enforcement hereof shall be governed by the laws of Puerto Rico. The Mortgage Lender hereby consents to the jurisdiction of the courts of Puerto Rico for any proceeding in connection with this Agreement.

         SECTION V.10. ASSIGNMENT. This Agreement shall not be assignable by the Mortgage Lender without the written consent of the Agency, its successors or assigns, as provided in Sections 2.3 and 2.16, and in the event of any attempted assignment thereof without such written consent such attempted assignment shall be null and void and the Agency may, at its option, terminate this Agreement, provided that this Agreement may be assigned in connection with a consolidation, merger or conveyance made in accordance with Section 2.15(d) hereof.

         SECTION V.11. SUCCESSORS AND ASSIGNS. This Agreement and all obligations and rights arising hereunder shall bind and inure to the benefit of the Escrow Agent, the Agency and the Mortgage Lender and their respective successors in interest and permitted assigns.

         SECTION V.12. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers as of the date hereof.


                                     DORAL FINANCIAL CORPORATION



                                By:  /s/ Mario S. Levis
                                   --------------------------------------
                              Name:  Mario S. Levis
                             Title:  Executive Vice President
                              Date:  December 23, 1997



                                     PUERTO RICO HOUSING BANK AND
                                           FINANCE AGENCY


                                By:  /s/ Mildred I. Goyco
                                   --------------------------------------
                              Name:  Mildred I. Goyco
                             Title:  President
                              Date:  December 23, 1997



                                     BANCO POPULAR DE PUERTO RICO,
                                           as Escrow Agent


                                By:  /s/ Luis R. Cintron
                                   --------------------------------------
                              Name:  Luis R. Cintron
                             Title:  Senior Vice President
                              Date:  December 23, 1997

                                                                       EXHIBIT A




        ELIGIBLE                DELIVERY              NUMBER OF ELIGIBLE              COMMITMENT AMOUNT FOR
        --------
         PROJECT                  PERIOD                    RESIDENCES                    MORTGAGE LOANS
        --------                --------              ------------------              ---------------------























                                           Total Commitment Amount $__________
                                             For All Eligible Projects

                                                                       EXHIBIT B


                   FORM OF OPINION OF MORTGAGE LENDER COUNSEL




                                                               December 23, 1997




Puerto Rico Housing Bank and Finance Agency
Juan C. Cordero Davila Building
606 Barbosa Avenue
Hato Rey, Puerto Rico 00919

Gentlemen:

         I have acted as counsel to Doral Financial Corporation (the "Mortgage Lender") in connection with the authorization, execution and delivery by the Mortgage Lender of the Mortgage Loan Origination and Servicing Agreement (the "Agreement") dated as of December 23, 1997, by and among the Mortgage Lender, Puerto Rico Housing Bank and Finance Agency and Banco Popular de Puerto Rico, as Escrow Agent under an Escrow Agreement dated December 23, 1997.

         I have reviewed the organizational documents of the Mortgage Lender and all corporate proceedings in connection with the authorization, execution and delivery of the Agreement, and I have examined such other documents and instruments and satisfied myself as to such other matters as I have deemed necessary as a basis for the conclusions of law contained in the opinions set forth below.

         On the basis of the foregoing, I am of the opinion that:

                  (a) The Mortgage Lender is a duly organized and existing mortgage lending institution in good standing under the laws governing its creation and existence and is in good standing and duly authorized and qualified to transact in the Commonwealth of Puerto Rico any and all business contemplated by the Agreement, and possesses all requisite authority, power, licenses, permits and franchises to conduct its business and to execute, deliver and comply with its obligations under the terms of the Agreement, the execution, delivery and performance of which have been duly authorized by all necessary action;

                  (b) the execution and delivery of the Agreement in the manner contemplated therein by the Mortgage Lender and the performance and compliance with the terms thereof, will not violate (i) the instruments creating the Mortgage Lender, or governing its operations; (ii) any laws that could have any material adverse effect whatsoever on the validity, performance or enforceability of any of the terms of the Agreement applicable to the Mortgage Lender and will not constitute a material default (or an event that, with notice or lapse of time, or both, would constitute a default) under or result in a breach of, any material contract, agreement or other instrument to which the Mortgage Lender is a party or that may be applicable to the Mortgage Lender or any of its assets;

                  (c) the execution and delivery of the Agreement by the Mortgage Lender in the manner contemplated therein and the performance and compliance with the terms thereof by it do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

                  (d) the Agreement, when duly executed and delivered by the Mortgage Lender will constitute a valid, legal and binding obligation of the Mortgage Lender, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally; and

                  (e) the Mortgage Lender is an approved mortgagee under Act 87 of June 25, 1965, as amended.

                                            Very truly yours,

                                                                       EXHIBIT C



                                                           MAXIMUM
                            ORIGINATION                  CUMULATIVE
      DATE                      MONTH                         DRAW
---------------            -------------              ----------------
July 1, 1998                     8                       $ 6,000,000

October 1, 1998                 11                        12,000,000

January 1, 1999                 14                        18,000,000

April 1, 1999                   17                        24,000,000

July 1, 1999                    20                        36,000,000

October 1, 1999                 23                        48,000,000

January 1, 2000                 26                        60,000,000